Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

UNIVERSAL TRUCKLOAD SERVICES, INC.

(Effective as of May 13, 2015)

ARTICLE I

OFFICES

1.01 PRINCIPAL OFFICE. The principal office of the corporation shall be at such place within the State of Michigan as the Board of Directors shall determine from time to time.

1.02 OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

ARTICLE II

SEAL

2.01 SEAL. The corporation shall have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise. If deemed advisable by the Secretary of the corporation, duplicate seals may be provided and kept for the necessary purposes of the Corporation.

ARTICLE III

CAPITAL STOCK

3.01 ISSUANCE OF SHARES. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the corporation and the further provisions of these Bylaws, and subject also to any requirements or restrictions imposed by the laws of the State of Michigan.

3.02 CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, Chief Executive Officer, President, an Executive Vice President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan; the name of the person to whom it is issued; the number and class of shares, and the designation of the series, if any, which the certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value; and such other provisions as may be required by the laws of the State of Michigan.

3.03 TRANSFER OF SHARES. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

3.04 REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise, and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever. The corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

3.05 LOST OR DESTROYED CERTIFICATES. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity , in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; (d) the order or approval of a court or judge.

ARTICLE IV

SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

4.01 PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

4.02 ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held (a) on the 2nd Monday of the sixth calendar month after the end of the corporation’s fiscal year at 10:00 o’clock in the forenoon, if not a legal holiday, and if a legal holiday, then on the next secular day following at the same time or (b) at such other date and time contained in a notice of the meeting given in accordance with Section 4.04 of these Bylaws. Directors shall be elected at each annual meeting by a plurality vote and such other business may be transacted as may come before the meeting.

4.03 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) or by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the written request of the shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called. Business transacted at any special meeting of the shareholders shall be confined to the purpose or purposes stated in the notice thereof.

4.04 NOTICE OF MEETINGS. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his or her last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is Fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

4.05 RECORD DATES. The Board of Directors, the Chairman of the Board (if such office is filled) or the Chief Executive Officer may fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.

4.06 LIST OF SHAREHOLDERS. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

4.07 QUORUM. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy, without notice other than announcement at the meeting. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

4.08 PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy. A proxy shall be signed by the shareholder or the shareholder’s authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

4.09 INSPECTORS OF ELECTION. The Board of Directors, in advance of a shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders’ meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, and existence of a quorum. The inspectors also shall determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and take such action as is proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors. In the absence of appointment of inspectors, the Secretary or an Assistant Secretary of the corporation shall perform the duties of the inspectors.

4.10 VOTING. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A shareholder entitled to vote at an election for directors may vote the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote. A shareholder may not cumulate his or her votes by giving one (1) candidate as many votes as the number of such directors multiplied by the number of his or her shares. Votes may be cast either orally or in writing, signed by the shareholder or his or her proxy. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. When an action, other than the election of directors, is to be taken by the vote of shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

4.11 PRESIDING OFFICER. The Chairman of the Board and Secretary of the corporation shall act as Chairman and Secretary, respectively, of all shareholders’ meetings. In the absence of the Chairman of the Board, the Vice Chairman, if any, followed by the Chief Executive Officer and the President shall preside over the meeting. In the absence of the above officers, the Vice President present who is first in the order of election shall act as Chairman. In the absence of the Chairman of the Board, the Chief Executive Officer, President and Vice Presidents, the meeting shall elect any shareholder present to act as the Chairman.

4.12 ORDER OF BUSINESS. The order of business at all shareholders’ meetings shall be as follows:

1.	Roll call.

2.	Proof of proper notice of meeting.

3.	Reading of minutes of previous meeting or meetings.

4.	Report of officers.

5.	Reports of committees.

6.	Unfinished business.

7.	New business.

4.13 CONDUCT OF MEETINGS. Except as otherwise provided by law, at any annual meeting of shareholders only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have either been (a) specified in the written notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors, (b) brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) specified in a written notice, meeting all of the requirements specified below, given by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, provided that such shareholder continues to be a shareholder of record at the time of such meeting. A notice referred to in clause (c) hereof must be delivered personally, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary, not fewer than 90 calendar days nor more than 120 calendar days in advance of the date in the then current year corresponding to the date the corporation’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if the date of the annual meeting has been changed by more than 30 calendar days from any date contemplated at the time of the previous year’s proxy statement, the notice must be received by the time of the previous year’s proxy statement, the notice must be received by the corporation a reasonable time before such new date for the annual meeting of shareholders. Such notice referred to in clause (c) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting and, if different, of the shareholder on whose behalf such business is to be brought before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 14 of the Securities Act of 1934, as amended (the “Exchange Act”), or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) if so requested by the corporation, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. No business shall be brought before any annual meeting of shareholders of the corporation otherwise than as provided in this Section. Notwithstanding the foregoing provision, unless otherwise required by law, the Board of Directors shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to shareholders. The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare at the meeting and the defective item of business shall be disregarded.

ARTICLE V

DIRECTORS

5.01 NUMBER. The business and affairs of the corporation shall be managed by or under the direction of a Board of not less than one (1) nor more than thirteen (13) directors as shall be fixed from time to time by the Board of Directors; provided, that the number of directors shall not be reduced so as to shorten the term of any directors at that time in office. The Directors need not be residents of Michigan or shareholders of the corporation.

5.02 ELECTION, RESIGNATION AND REMOVAL. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until a successor is elected, or until his or her resignation or removal. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the corporation unless otherwise specified therein.

5.03 VACANCIES. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.

5.04 ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appears for an annual meeting of the Board of Directors, the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

5.05 REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary upon the written request of any two directors.

5.06 NOTICES. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three days’ written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

5.07 QUORUM. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

5.08 EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint one or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, provided however, that such committee shall not have power or authority to:

(a)	amend the Articles of Incorporation;

(b)	adopt an agreement of merger or consolidation;

(c)	recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets;

(d)	recommend to shareholders a dissolution of the corporation or revocation of a dissolution;

(e)	amend these Bylaws;

(f)	fill vacancies in the Board;

(g)	fix the compensation of the directors for serving on the Board or on a committee;

(h)	unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock; or

(i)	perform any acts that have been expressly delegated to another committee of the Board.

The executive committee shall keep full and fair records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors; provided that no rights of third persons shall be affected by any such revision or alteration. Vacancies in the executive committee shall be filled by the Board of Directors, but during the temporary absence of a member of the executive committee, the remaining members of the executive committee may appoint a member of the Board of Directors to act in the place of such absent member.

Subject to the provisions of these Bylaws, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors and it shall also meet at the call of the Chairman of the Board or Chief Executive Officer of the corporation or of any two members of the committee. Unless otherwise provided by such rules or by such resolution, the provisions of Section 5.06 relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in writing, by fax, email or other electronic means approved by the members thereof, or by telephone, without a meeting, but no such action of the executive committee shall be effective unless concurred in by a majority of the entire committee.

The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments, and may dissolve or discontinue any such committee at its pleasure. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

Such committee shall elect a Chairman and shall keep minutes of their proceedings and such other records and make such reports as may be required by the Board of Directors.

5.09 AUDIT COMMITTEE. The Board of Directors shall appoint an Audit Committee consisting of three or more members who are directors. The Audit Committee will perform the function of an audit committee for the Corporation and each of its subsidiaries as that function is defined by the Board of Directors in the Audit Committee Charter adopted by the Board of Directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

5.10 COMPENSATION COMMITTEE. The Compensation Committee will establish reasonable compensation of directors for services to the corporation, and will perform such other functions of a compensation committee for the Corporation and each of its subsidiaries as that function is defined by the Board of Directors in the Compensation Committee Charter adopted by the Board of Directors from time to time. The Compensation Committee shall have the authority, responsibilities and powers provided in the Compensation Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

5.11 DISSENTS. A director who is present at a meeting of the Board of Directors, or a committee thereof of which he is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which he or she is a member at which any such action is taken is presumed to have concurred in the action unless he or she files a written dissent with the Secretary of the corporation within a reasonable time after he or she has knowledge of the action.

ARTICLE VI

NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

6.01 NOTICES. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, overnight courier, fax, email or other approved electronic means approved by them to any shareholder, director or committee member at his or her last address as it appears on the books of the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

6.02 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by the same means of transmission approved for notices of meetings either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors of a committee of directors, constitutes a waiver of notice of the meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.03 ACTION WITHOUT A MEETING. Except as otherwise provided in the Articles of Incorporation in the case of a meeting of shareholders, any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing.

ARTICLE VII

OFFICERS

7.01 NUMBER. The Board of Directors shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, and may select, a Chairman, a Vice Chairman, a Chief Financial Officer, one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers, and such other officers as may be deemed appropriate by the Board of Directors. The Chief Executive Officer need not be a member of the Board of Directors. Any two or more of the above offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

7.02 TERM OF OFFICE, RESIGNATION AND REMOVAL. An officer shall hold office of the term for which he or she is elected or appointed and until his or her successor is elected or appointed, or until his or her resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board of Directors with or without cause. In addition to removal of appointive officers by the Board of Directors, the elected officers may also remove such officers with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

7.03 VACANCIES. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

7.04 AUTHORITY. All officers, employees or agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

ARTICLE VIII

DUTIES OF OFFICERS

8.01 CHAIRMAN. The Chairman, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which he or she is present. The Chairman shall appoint committees of the Board of Directors and shall be responsible for liaison with shareholders and non-employee directors. The Chairman, unless otherwise designated by resolution of the Board of Directors, shall not be an employee or executive officer of the Corporation.

8.02 VICE CHAIRMAN. The Vice Chairman, if such office is filled, shall preside at meetings of the Board of Directors in the absence or disability of the Chairman. The Vice Chairman shall also perform such other duties as may be assigned by the Chairman. Unless otherwise designated by resolution of the Board of Directors, the Vice Chairman shall not be an employee or executive officer of the Corporation.

8.03 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the corporation and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and he or she may sign and execute, in the name of the corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been delegated expressly to some other officer or agent of the corporation. The Chief Executive Officer shall also have general powers of supervision and management over the day-to-day operations of the corporation. In the absence or disability of the Chairman and the Vice Chairman, or if those offices have not been filled, the Chief Executive Officer also shall perform the duties and execute the powers of the Chairman as set forth in these Bylaws.

8.04 PRESIDENT. The President shall, in the absence or disability of the Chief Executive Officer, perform his or her duties and exercise his or her powers and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

8.05 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the chief financial officer of the corporation and shall be responsible for supervision, direction and control of the financial affairs of the corporation. He or she shall provide for the establishment of internal controls over financial reporting and see that the books and accounts and other accounting records of the corporation are kept in proper form and accurately. He or she shall submit to the Chief Executive Officer and the Board of Directors timely statements of the accounts of the corporation and the financial results of the operations thereof, and also perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

8.06 VICE PRESIDENTS. The Vice Presidents, in the absence or disability of the Chief Executive Officer and the President, in order of their seniority, shall perform their duties and exercise their powers and shall perform such other duties as the Board of Directors or the Chief Executive Officer or the President may from time to time prescribe.

8.07 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He or she shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. He or she shall keep in safe custody the seal of the corporation, if any, and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his or her duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

8.08 TREASURER. The Treasurer shall have the custody of and be responsible for the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall render to the Chief Executive Officer and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

8.09 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, in the order of their seniority , shall perform the duties and exercise the powers and authorities of the Secretary in case of his or her absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his or her absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.

8.10 APPOINTIVE OFFICERS. Appointive officers shall be subordinate to elected officers regardless of their office, title or duties and shall perform such duties as may be delegated or prescribed by the elected officers and the Board of Directors.

8.11 DELEGATION TO OTHER PERSONS. In case of the absence of any officer of the corporation, or for any other reason that the Board Of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties, or any of them of such officer to any other officer, or to any Director, provided a majority of the entire Board of Directors concurs therein.

8.12 SURETY BONDS. The Board of Directors may by resolution require any and all officers of the corporation and any and all employees of the corporation to give bond to the corporation with sufficient sureties conditioned upon the faithful performance of the duties of their respective offices or employment.

ARTICLE IX

SPECIAL CORPORATE ACTS

9.01 ORDERS FOR PAYMENT OF MONEY. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.02 CONTRACTS AND CONVEYANCES. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto, provided, however, that such authority rests solely in, and is the responsibility of, only elected officers.

ARTICLE X

BOOKS AND RECORDS

10.01 MAINTENANCE OF BOOKS AND RECORDS. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation’s business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

10.02 RELIANCE ON INFORMATION SUPPLIED BY OTHERS. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports or statements, including financial statements and other financial data prepared or presented by (a) one or more directors, officers or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, engineers or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; and (c) a committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

ARTICLE XI

INDEMNIFICATION

11.01 NON-DERIVATIVE ACTIONS. Subject to all of the other provisions of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), and whether formal or informal, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against all costs, charges and expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

11.02 DERIVATIVE ACTIONS. Subject to all of the provisions of this Article, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for all such costs, charges and expenses which such court shall deem proper.

11.03 EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith or in connection with any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Article.

11.04 DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Section 11.01 or 11.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has reasonably met the applicable standard of conduct set forth in Section 11.01 or 11.02, whichever is applicable. Such determination shall be made in any of the following ways:

(i)	By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties or threatened to be made parties to such action, suit or proceeding;

(ii)	If a quorum cannot be obtained under subdivision (i), by a majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding;

(iii)	If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, such independent legal counsel having been elected in one of the following ways: (A) by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or (B) if a quorum of the Board of Directors cannot be designated under subdivision (i) and a committee cannot be designated under subdivision (ii), by the Board of Directors;

(iv)	By all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(v)	By the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

In the designation of a committee under subdivision (ii) or in the selection of independent legal counsel under subdivision (iii), all directors may participate.

11.05 PARTIAL INDEMNIFICATION. If any person is entitled to indemnification under Sections 11.01 or 11.02 for a portion of expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

11.06 INDEMNIFICATION NONEXCLUSIVE. The indemnification or advancement or expenses provided under this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

11.07 CONSTITUENT CORPORATIONS. For purposes of this Article, “corporation” may include constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, if so determined by resolution of the Board of Directors, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

11.08 CERTAIN TERMS DEFINED. For purposes of This Article, “other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interest of the corporation or its shareholders” as referred to in subsections (a) and (b) of this section.

11.09 INDEMNIFICATION A CONTRACTUAL RIGHT. This article XI providing for the indemnification and advancement of expenses shall be considered as a contractual agreement between a director, officer, employee or agent of the corporation and the corporation, and any repeal or modification of this Article XI shall not adversely affect the rights and protections of a person existing hereunder at the time of such repeal or modification.

11.10 EXPENSE ADVANCE. Costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 11.01 or 11.02 of these Bylaws may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 11.04 upon receipt of an undertaking by or on behalf of the person involved to repay such account unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made, but need not be secured.

11.11 FORMER DIRECTORS AND OFFICERS. The indemnification provided in the foregoing Sections continues as to a person who has ceased to be a director, officer , employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

11.12 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against such liability under these Bylaws or the laws of the State of Michigan.

11.13 CHANGES IN MICHIGAN LAW. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of Article XI of these Bylaws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions. The Board of Directors is authorized to amend this Bylaw to conform to any such changed statutory provisions.

ARTICLE XII

AMENDMENTS

12.01 AMENDMENTS. The Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided that notice of such meeting includes notice of the proposed amendment, alteration or repeal, and provided further that the Board of Directors shall notify the shareholders of any proposed amendment, alteration or repeal, and not make or alter any Bylaw fixing their number, qualifications, classifications or term of office.

ARTICLE XIII

CONTROL SHARE ACQUISITIONS

13.01 DEFINITION OF TERMS. This Article is adopted under Section 799 of the Michigan Business Corporation Act, and the terms used in this Article shall have the meanings specified in Section 799.

13.02 REDEMPTION OF CONTROL SHARES (NO ACQUIRING PERSON STATEMENT FILED). Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the corporation, may be redeemed by the corporation at the fair value of the shares at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person.

13.03 REDEMPTION OF CONTROL SHARES (ACQUIRING PERSON STATEMENT FILED). After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the Stockholders, the shares may be redeemed by the corporation at the fair value of the shares unless the shares are accorded full voting rights by the Stockholders as provided in Section 798 of the Michigan Business Corporation Act.

13.04 ELECTION TO REDEEM CONTROL SHARES. An election to redeem shares by the corporation under Sections 13.01 or 13.02 of this Article shall be made only by vote of the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within 30 days after the election is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.

ARTICLE XIV

EXCLUSIVE FORUM

14.01 EXCLUSIVE FORUM. Unless the corporation consents in writing to the selection of an alternative forum, to the greatest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a legal or fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Michigan Business Corporation Act or the Amended and Restated Articles of Incorporation of the corporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine, shall be the Circuit Court of the County of Macomb in the State of Michigan or the United States District Court for the Eastern District of Michigan, Southern Division.